Exhibit 99.1

Magnolia Solar Demonstrates High-Voltage Waveguide Solar Cells
 at SPIE Solar Energy and Technology Conference

New Solar Cells Designed to Improve Performance of Photovoltaic Modules

WOBURN, MA and ALBANY, NY – August 23, 2011 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that its wholly owned subsidiary, Magnolia Solar, Inc., has demonstrated high-voltage InGaAs quantum well waveguide solar cells, a unique structure capable of improving the performance of photovoltaic modules.  Dr. Roger E. Welser, Magnolia’s Chief Technical Officer, summarized the latest technical results at the Solar Energy and Technology Conference in San Diego, CA on August 21, 2011.  The presentation, titled “High-Voltage Quantum Well Waveguide Solar Cells,” was part of a special session of the 2011 SPIE Optics and Photonics Symposium focused on Next Generation Cell Technologies for Solar Energy Conversion.  The work has been done in collaboration with colleagues at the Rensselaer Polytechnic Institute (RPI), Kopin Corporation, the College of Nanoscale Science and Engineering (CNSE), and the New York State Energy Research and Development Authority (NYSERDA).

Dr. Welser stated, “The absorption of photons, and the generation of electrical current, is reduced in conventional thin-film solar cell designs.  Using a waveguide to help trap scattered light inside the cell can dramatically increase the amount of current that can be generated.  In the past, the challenge with implementing waveguide solar cell structures has been maintaining the voltages necessary to achieve high conversion efficiency.  In this work, we demonstrated InGaAs quantum well waveguide photovoltaic devices with record-high operating voltages.”

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “This is a major milestone for Magnolia Solar, as we continue to make progress towards demonstrating ultra-high efficiency thin-film solar cells.  The aim of the work summarized in the SPIE conference is to increase both the current and voltage output of single-junction cells by using a quantum-structured active region and incorporating advanced light-trapping strategies.  With this patent-pending approach, we are seeking to achieve high solar electric conversion efficiency over a wider range of operating conditions.  While our initial work has employed III-V materials, future efforts will also focus on lower-cost thin-film materials such as next-generation copper indium gallium selenide (CIGS) thin-film structures.  We look forward to entering the next phase of development and will continue to update our shareholders as we move ahead.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.
For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

The Investor Relations Group
11 Stone St. 3rd Floor
New York, NY
212-825-3210
IR: Adam Holdsworth
PR: Enrique Briz
info@magnoliasolar.com